Putnam Mid Cap Value, April 30 2006, annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended April 30, 2006, Putnam Management has
assumed $10,325 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1		Class A 	417

72DD2		Class R 	2
		Class Y 	114

73A1		Class A		0.012

73A2		Class R		0.019
		Class Y		0.047

74U1		Class A		38,640
		Class B		17,869
		Class C		2,573

74U2		Class M 	901
		Class R		188
		Class Y		2,905

74V1		Class A 	15.91
		Class B 	15.46
		Class C 	15.47

74V2		Class M 	15.63
		Class R 	15.77
		Class Y 	15.94

Additional Information about Errors and Omissions Policy Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.